UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

Voyager Learning Company
(Exact name of registrant as specified in its charter)

Delaware	001-07680	36-3580106
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 400, Dallas, TX	75234-8923
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 932-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Voyager Learning Company (the“Company” or “Voyager”) is removing its Voyager Learning Company Stock Fund from the Voyager Learning Profit Sharing Retirement Plan (the “Plan”). As a result of this transition, a blackout period with respect to participants’ accounts will be in effect beginning on November 13, 2009 and is expected to end during the week of November 22, 2009 (the “Blackout Period”).

Notification of the Blackout Period was provided to all participants and beneficiaries under the Plan on October 13, 2009. On October 23, 2009, the Company sent notice to its directors and executive officers informing them of the Blackout Period. The notice also informed the directors and executive officers that, pursuant to Section 306(a) of Sarbanes-Oxley Act of 2002, they would be prohibited from trading any securities of the Company during the Blackout Period. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events

On October 23, 2009, Ron Klausner with Voyager distributed an e-mail communication to employees of Voyager and Cambium Learning, Inc. (“Cambium”) updating the employees on certain organizational changes that will take effect immediately following the closing of the proposed business combination transaction. A copy of the employee communication is being filed herewith as Exhibit 99.2 to this Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and is hereby incorporated into this Item 8.01.

Additional Information and Where to Find It

On August 6, 2009, Cambium-Voyager Holdings, Inc. filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”) containing a preliminary proxy statement/prospectus regarding the proposed business combination of Voyager and Cambium. On October 9, 2009, Cambium-Voyager Holdings, Inc. filed Amendment No. 1 to the Form S-4. This material is not a substitute for the final proxy statement/prospectus regarding the proposed business combination. Investors and stockholders are urged to read carefully the preliminary proxy statement/prospectus and the final proxy statement/prospectus when available because they contain and will contain important information about Cambium-Voyager Holdings, Inc., Cambium, Voyager, the business combination and related matters.  Voyager will mail the final proxy statement/prospectus to each of its stockholders.  You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain documents filed by Voyager with the SEC regarding this transaction, free of charge, from Voyager’s website (www.voyagercompany.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”

Cambium-Voyager Holdings, Inc., Voyager, Cambium and their respective directors, executive officers and various other members of management and employees may be soliciting proxies from Voyager’s stockholders in favor of the merger agreement entered into in connection with the proposed business combination.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Voyager’s stockholders is included in the preliminary proxy statement/prospectus described above and will be included in the final proxy statement/prospectus when available.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers.
99.2	E-mail Communication distributed to Voyager Learning Company employees on October 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2009
VOYAGER LEARNING COMPANY

	By:	/s/ Bradley C. Almond
Bradley C. Almond Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers.
99.2	E-mail Communication distributed to Voyager Learning Company employees on October 23, 2009.